NEWS RELEASE

Coeur Reports Third Quarter 2016 Results
Reduces Full-Year Companywide Cost Guidance
Chicago, Illinois - October 26, 2016 - Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE) reported third quarter 2016 revenue of $176.2 million, net income of $69.6 million, or $0.42 per share, and adjusted net income1 of $38.6 million, or $0.23 per share.
Cash flow from operating activities was $47.8 million, a 4% quarter-over-quarter increase. Free cash flow1 totaled $14.6 million in the third quarter, 20% higher than the second quarter.
The Company raised its 2016 full-year production guidance on October 6 and is now reducing its full-year cost guidance at three of its five operations as outlined in the Full-Year 2016 Outlook section of this release.

Highlights

•	Silver and gold production were 3.5 million ounces and 84,871 ounces, respectively, or 8.6 million silver equivalent ounces[1], representing a 10% decrease over the second quarter

•	Silver and gold sales were 3.4 million ounces and 83,389 ounces, respectively, or 8.4 million silver equivalent ounces[1], representing a 10% decrease over the second quarter

•	Average realized prices per ounce of silver and gold were $19.61 and $1,317, respectively, representing increases of 13% and 5%, respectively, compared to the prior quarter

•
For Coeur's primary silver operations, CAS and adjusted CAS were $11.96 and $11.69, respectively, per realized AgEqOz[1]. Using a 60:1 equivalence ratio, CAS and adjusted CAS were $12.38 and $12.10 per AgEqOz[1]

•	For Coeur's primary gold operations, CAS and adjusted CAS per AuEqOz[1] were $767 and $712, respectively

•
Companywide AISC and adjusted AISC were $15.89 and $15.37 per realized AgEqOz[1], respectively. Using a 60:1 equivalence ratio, companywide AISC and adjusted AISC were $17.02 and $16.46 per AgEqOz[1], respectively

•
Net income and adjusted net income[1] were $69.6 million and $38.6 million, or $0.42 and $0.23 per share, respectively. Net income increased nearly four times compared to the second quarter and adjusted net income more than doubled quarter-over-quarter

•
EBITDA[1] and adjusted EBITDA[1] were $50.9 million and $62.7 million, respectively, with both nearly doubling compared to the same quarter last year. LTM adjusted EBITDA[1] rose 18% quarter-over-quarter to $201.7 million

•	Cash and equivalents were $222.5 million at September 30, 2016

•
Total debt declined $109.3 million, or 21%, during the quarter. Together with rising adjusted EBITDA[1], the Company's total debt to LTM adjusted EBITDA[1] declined to 2.0x, which is 64% lower than it was a year ago (net debt to LTM adjusted EBITDA[1] is now 0.9x)

•	Interest expense declined 26% quarter-over-quarter and 35% year-over-year

•
The minimum ounce obligation on the old Franco-Nevada royalty was satisfied in July, triggering a shift to a new gold stream with more favorable terms that are expected to result in a significant increase in free cash flow[1] at Palmarejo (previously announced June 23, 2014)

•
Announced a $200 million "at-the-market" (ATM) stock offering on September 9, 2016. As of October 25, the Company sold 7.6 million shares under the offering, generating net proceeds of approximately $90 million. The Company intends to use these proceeds to further reduce remaining debt levels

"We achieved a number of significant milestones during the third quarter despite lower production relative to the second quarter. Our quarterly earnings more than doubled, free cash flow increased 20% quarter-over-quarter and LTM adjusted EBITDA has now risen above $200 million - up from $96 million just 15 months ago. Importantly, we are well-positioned for a strong fourth quarter at each of our five operations," said Mitchell J. Krebs, Coeur's President and Chief Executive Officer.
"We made great progress repositioning our balance sheet to be conservative, flexible and supportive of the Company's future growth initiatives. Our total debt declined by 21% since the end of June, interest expense dropped by 26%, and our total debt to LTM adjusted EBITDA ratio has now dropped to 2.0x - down 65% from 5.7x just fifteen months ago. With cash and equivalents of over $220 million and rising due to our positive free cash flow and the expected completion of our ongoing ATM stock offering, we anticipate further balance sheet strengthening to take place during the remainder of this year.
"We increased our full-year 2016 production guidance earlier this month and are now reducing our full-year 2016 cost guidance, which reflects the significant operational improvements we have made over the last several years. As we focus on longer-term growth in production and cash flow, we are excited about the high-grade exploration results we are generating from several of our existing operations and our revitalized earlier-stage exploration initiatives. In addition, we look forward to conducting confirmation drilling in early 2017 with the goal of assessing a lower capex, higher grade, lower tonnage development and operating plan for our La Preciosa project in Mexico." (See "Non- U.S. GAAP Measures")

Financial and Operating Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Revenue	$176.2	$182.0	$148.4	$164.2	$162.6
Costs Applicable to Sales	$105.4	$100.5	$101.6	$125.3	$120.2
General and Administrative Expenses	$7.1	$7.4	$8.3	$8.8	$6.7
Net Income (Loss)	$69.6	$14.5	$(20.4)	$(303.0)	$(14.2)
Net Income (Loss) Per Share	$0.42	$0.09	$(0.14)	$(2.28)	$(0.11)
Adjusted Net Income (Loss)[1]	$38.6	$16.9	$(10.5)	$(44.0)	$(19.5)
Adjusted Net Income (Loss)[1] Per Share	$0.23	$0.11	$(0.06)	$(0.31)	$(0.14)
Weighted Average Shares	161.0	157.9	150.2	145.0	135.5
EBITDA[1]	$50.9	$62.1	$20.8	$(272.9)	$25.5
Adjusted EBITDA[1]	$62.7	$72.0	$37.4	$32.9	$33.7
Cash Flow from Operating Activities	$47.8	$45.9	$6.6	$43.2	$36.8
Capital Expenditures	$25.6	$23.3	$22.2	$30.0	$23.9
Free Cash Flow[1]	$14.6	$12.2	$(24.7)	$4.2	$2.8
Cash, Equivalents & Short-Term Investments	$222.5	$257.6	$173.4	$200.7	$205.7
Total Debt[2]	$401.7	$511.1	$511.1	$490.4	$546.0
Average Realized Price Per Ounce – Silver	$19.61	$17.38	$15.16	$14.27	$14.66
Average Realized Price Per Ounce – Gold	$1,317	$1,255	$1,178	$1,093	$1,116
Silver Ounces Produced	3.5	4.0	3.4	4.0	3.8
Gold Ounces Produced	84,871	92,727	78,072	91,551	85,769
Silver Equivalent Ounces Produced[1]	8.6	9.6	8.1	9.5	9.0
Silver Ounces Sold	3.4	4.0	3.5	4.4	4.0
Gold Ounces Sold	83,389	88,543	79,091	92,032	91,118
Silver Equivalent Ounces Sold[1]	8.4	9.3	8.3	9.9	9.5
Silver Equivalent Ounces Sold (Realized)[1]	9.0	10.4	9.7	11.3	10.9
Adjusted CAS per AgEqOz[1]	$12.10	$10.71	$12.05	$12.65	$12.07
Adjusted CAS per Realized AgEqOz[1]	$11.69	$10.05	$11.08	$11.71	$11.00
Adjusted CAS per AuEqOz[1]	$712	$644	$721	$663	$783
Adjusted AISC per AgEqOz[1]	$16.46	$14.82	$16.05	$15.66	$15.17
Adjusted AISC per Realized AgEqOz[1]	$15.37	$13.27	$13.73	$13.55	$13.14

Financial Results
Third quarter revenue decreased 3% quarter-over-quarter and increased 8% year-over-year to $176.2 million. Average realized silver and gold prices during the quarter were $19.61 and $1,317, respectively. Silver contributed 38% of metal sales and gold contributed 62% during the third quarter. Costs applicable to sales increased 5% quarter-over-quarter and decreased 12% year-over-year to $105.4 million.
Third quarter general and administrative expenses were $7.1 million, a 4% quarter-over-quarter decrease and a 6% year-over-year increase. For the first nine months of 2016, general and administrative expenses were $22.8 million, a decline of 5% from the same period in 2015. Third quarter capital expenditures of $25.6 million were 10% higher quarter-over-quarter and 7% higher year-over-year, driven by development of the high-grade Jualin deposit at Kensington and the Guadalupe and Independencia deposits at Palmarejo. Capital expenditures totaled $71.1 million for the first nine months of 2016, a 9% increase compared with the same period in 2015.

Net income was $69.6 million, or $0.42 per share, during the third quarter, compared to net income of $14.5 million, or $0.09 per share, in the second quarter, and a net loss of $14.2 million, or $0.11 per share, in the third quarter 2015. Adjusted net income1 was $38.6 million, or $0.23 per share, compared to adjusted net income1 of $16.9 million, or $0.11 per share, in the second quarter and a net loss of $19.5 million, or $0.14 per share, in the third quarter 2015. Adjusted net income for the third quarter primarily excluded loss on debt extinguishments, gains on the sale of assets, and various tax effects (including a $40.8 million deferred tax benefit related to reorganization activities to integrate recent acquisitions). Third quarter cash flow from operating activities was $47.8 million, resulting from higher average realized metal prices and a $10.3 million decrease in working capital.
Third quarter adjusted EBITDA1 was $62.7 million, a decrease of 13% quarter-over-quarter and nearly double the third quarter 2015. At September 30, LTM adjusted EBITDA1 totaled $201.7 million, an 18% quarter-over-quarter increase and more than double the same period last year.

Operations
Highlights of third quarter 2016 results for each of the Company's operating segments are provided below.
Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Underground Operations:
Tons mined	253,681	283,971	215,642	189,383	190,399
Average silver grade (oz/t)	3.96	5.40	4.21	3.96	4.11
Average gold grade (oz/t)	0.08	0.08	0.07	0.06	0.10
Surface Operations:
Tons mined	—	1,695	35,211	102,018	247,071
Average silver grade (oz/t)	—	7.77	4.18	3.86	3.56
Average gold grade (oz/t)	—	0.07	0.04	0.03	0.03
Processing:
Total tons milled	274,644	270,142	246,533	301,274	427,635
Average recovery rate – Ag	85.5%	89.5%	89.1%	95.4%	87.9%
Average recovery rate – Au	77.7%	86.4%	92.1%	88.8%	84.7%
Silver ounces produced (000's)	933	1,307	933	1,126	1,422
Gold ounces produced	16,608	18,731	14,668	14,326	22,974
Silver equivalent ounces produced[1] (000's)	1,930	2,431	1,813	1,985	2,800
Silver ounces sold (000's)	778	1,350	928	1,465	1,425
Gold ounces sold	11,410	19,214	12,899	18,719	25,000
Silver equivalent ounces sold[1] (000's)	1,462	2,502	1,702	2,588	2,925
Silver equivalent ounces sold[1] (realized) (000's)	1,544	2,737	1,930	2,840	3,325
Metal sales	$30.7	$48.3	$29.8	$41.6	$49.2
Costs applicable to sales	$16.0	$22.9	$21.0	$39.8	$34.1
Adjusted CAS per AgEqOz[1]	$10.70	$9.02	$11.54	$13.48	$11.40
Adjusted CAS per realized AgEqOz[1]	$10.14	$8.24	$10.18	$12.04	$10.01
Exploration expense	$1.3	$0.6	$0.8	$0.5	$1.1
Cash flow from operating activities	$13.7	$11.3	$3.4	$20.3	$22.9
Sustaining capital expenditures	$6.7	$5.5	$6.6	$(1.4)	$1.1
Development capital expenditures	$3.3	$3.4	$2.2	$7.0	$9.4
Total capital expenditures	$10.0	$8.9	$8.8	$5.6	$10.5
Gold production royalty payments	$7.6	$10.5	$9.1	$9.0	$10.2
Free cash flow[1]	$(3.9)	$(8.1)	$(14.5)	$5.7	$2.2

•	On schedule transition to lower-tonnage, higher-grade, higher-margin underground operations with Guadalupe mining nearly 2,300 tons per day during the quarter

•	Development of Independencia remains on-track to achieve a mining rate of 1,000 tons per day by year-end

•
Silver equivalent[1] production decreased 21% quarter-over-quarter mostly due to the planned installation of improvements to the Merrill-Crowe processing circuits during the quarter. Process plant recovery rates, grades, and tons mined are all expected to increase in the fourth quarter

•	Metal sales of $30.7 million decreased 36% quarter-over-quarter and 38% year-over-year

•
Adjusted CAS per realized AgEqOz[1] were $10.14 and adjusted CAS per AgEqOz[1] (60:1 equivalence) were $10.70, representing increases of 23% and 19%, respectively, compared to the second quarter due to lower production rates

•
The 400,000 ounce minimum royalty obligation with Franco-Nevada was achieved in July 2016, resulting in the new, more favorable gold stream agreement becoming effective, which is expected to significantly improve Palmarejo's cash flows going forward

•	The Company has increased full-year 2016 production guidance to 4.1 - 4.6 million silver ounces from 3.9 - 4.4 million silver ounces and 70,000 - 75,000 gold ounces from 67,000 - 72,000 gold ounces

•	The Company is reducing cost guidance to $10.50 - $11.00 per AgEqOz[1] (60:1 equivalence) or $9.75 - $10.25 per realized AgEqOz[1] from $12.50 - $13.50 per AgEqOz[1] (60:1 equivalence)

Rochester, Nevada

(Dollars in millions, except per ounce amounts)	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Ore tons placed	4,901,039	6,402,013	4,374,459	4,411,590	4,128,868
Average silver grade (oz/t)	0.54	0.54	0.64	0.60	0.59
Average gold grade (oz/t)	0.003	0.003	0.004	0.003	0.003
Silver ounces produced (000's)	1,161	1,197	929	1,107	1,086
Gold ounces produced	12,120	13,940	10,460	11,564	10,892
Silver equivalent ounces produced[1] (000's)	1,888	2,033	1,557	1,800	1,740
Silver ounces sold (000's)	1,163	1,137	1,079	1,125	1,304
Gold ounces sold	11,751	12,909	11,672	11,587	13,537
Silver equivalent ounces sold[1] (000's)	1,868	1,912	1,779	1,821	2,116
Silver equivalent ounces sold[1] (realized) (000's)	1,952	2,070	1,986	2,004	2,333
Metal sales	$37.9	$35.8	$30.0	$29.0	$34.6
Costs applicable to sales	$21.8	$21.7	$22.5	$22.8	$25.4
Adjusted CAS per AgEqOz[1]	$11.56	$11.30	$12.61	$12.37	$12.01
Adjusted CAS per realized AgEqOz[1]	$11.07	$10.43	$11.29	$11.19	$10.89
Exploration expense	$0.1	$0.2	$0.1	$0.1	$—
Cash flow from operating activities	$9.5	$9.2	$2.1	$0.4	$6.5
Sustaining capital expenditures	$1.2	$2.6	$2.5	$5.3	$1.8
Development capital expenditures	$2.2	$1.3	$0.8	$5.5	$3.5
Total capital expenditures	$3.4	$3.9	$3.3	$10.8	$5.3
Free cash flow[1]	$6.1	$5.3	$(1.2)	$(10.4)	$1.2

•	Silver equivalent[1] production decreased 7% quarter-over-quarter due to longer-than-expected recovery time from the Stage III leach pad

•	Metal sales of $37.9 million increased 6% quarter-over-quarter and increased 10% year-over-year

•	$6.1 million of free cash flow[1] was generated, which represents the highest level of free cash flow since the first quarter of 2015

•	Adjusted CAS per realized AgEqOz[1] were $11.07 and adjusted CAS per AgEqOz[1] (60:1 equivalence) were $11.56, representing increases of 6% and 2%, respectively, compared to the prior quarter

•	Crushing rates remained strong while tons placed moderated in the third quarter due to fewer run-of-mine tons placed

•
Construction of the Stage IV leach pad expansion commenced in July 2016 and is expected to be complete in mid-2017 for a total estimated cost of approximately $40 million ($30 million of which is anticipated to be spent in 2017)

•	The Company revised full-year 2016 silver production guidance down to 4.5 - 5.0 million ounces from 4.8 - 5.3 million ounces and is maintaining gold production guidance of 48,000 - 55,000 ounces

•	Full-year 2016 cost guidance remains unchanged at $11.25 - $12.25 per AgEqOz[1] (60:1 equivalence) or $10.40 - $11.35 per realized AgEqOz[1]

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Tons milled	140,322	157,117	159,360	159,666	165,198
Average gold grade (oz/t)	0.20	0.22	0.21	0.22	0.19
Average recovery rate	94.8%	94.1%	95.8%	96.0%	93.9%
Gold ounces produced	26,459	32,210	31,974	33,713	28,799
Gold ounces sold	30,998	30,178	31,648	29,989	28,084
Metal sales	$40.2	$36.5	$35.7	$31.7	$30.5
Costs applicable to sales	$26.7	$22.6	$24.4	$23.7	$25.0
Adjusted CAS per AuOz[1]	$859	$740	$761	$777	$842
Exploration expense	$1.2	$1.0	$—	$0.3	$0.2
Cash flow from operating activities	$18.0	$7.7	$13.7	$4.5	$8.9
Sustaining capital expenditures	$5.2	$4.3	$4.4	$5.5	$1.0
Development capital expenditures	$3.4	$3.2	$3.7	$4.0	$4.5
Total capital expenditures	$8.6	$7.5	$8.1	$9.5	$5.5
Free cash flow[1]	$9.4	$0.2	$5.6	$(5.0)	$3.4

•
Gold production decreased 18% quarter-over-quarter due to mill downtime at the end of the quarter relating to a blocked tailings line. The blockage has been cleared and the mill has resumed operations at full capacity

•	CAS per AuOz[1] of $859 increased 16% compared to the prior quarter due mostly to the mill downtime experienced during the quarter

•	Metal sales of $40.2 million increased 10% quarter-over-quarter and increased 32% year-over-year due to more ounces sold and higher averaged realized gold prices

•	Free cash flow[1] of $9.4 million represents the highest level in two years

•	Development of the Jualin decline continues to advance. Initial production is expected in the second half of 2017

•
The Company has raised the low-end of full-year 2016 production guidance to 120,000 - 125,000 gold ounces from 115,000 - 125,000 gold ounces previously and is reducing full-year 2016 cost guidance to $775 - $825 per AuOz[1] from $825 - $875

Wharf, South Dakota

(Dollars in millions, except per ounce amounts)	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Ore tons placed	1,199,008	915,631	974,663	1,147,130	1,149,744
Average silver grade (oz/t)	0.24	0.28	0.30	0.21	0.21
Average gold grade (oz/t)	0.033	0.037	0.031	0.032	0.035
Average plant recovery rate – Au	95.5%	89.6%	96.6%	97.3%	92.8%
Gold ounces produced	29,684	27,846	20,970	31,947	23,104
Silver ounces produced (000's)	25	35	13	18	19
Gold equivalent ounces produced[1]	30,106	28,433	21,186	32,231	23,427
Silver ounces sold (000's)	17	33	15	17	19
Gold ounces sold	29,230	26,242	22,872	31,202	24,815
Gold equivalent ounces sold[1]	29,508	26,786	23,122	31,485	25,132
Metal sales	$39.3	$34.0	$27.9	$35.7	$28.0
Costs applicable to sales	$19.7	$14.3	$15.5	$17.8	$17.8
Adjusted CAS per AuEqOz[1]	$559	$534	$667	$556	$716
Exploration expense	$—	$—	$—	$0.1	$—
Cash flow from operating activities	$21.1	$16.2	$9.7	$18.1	$12.9
Sustaining capital expenditures	$0.6	$1.5	$1.4	$1.2	$0.7
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$0.6	$1.5	$1.4	$1.2	$0.7
Free cash flow[1]	$20.5	$14.7	$8.3	$16.9	$12.2

•	Gold equivalent[1] production remained strong during the third quarter, increasing 6% quarter-over-quarter largely due to a 31% increase in tons placed as well as a return to higher plant recovery rates

•	Metal sales of $39.3 million increased 16% quarter-over-quarter and 40% year-over-year

•	Costs applicable to sales increased by $5.4 million quarter-over-quarter, primarily due to a $3.7 million inventory write-down related to lower recoveries from a leach pad

•	Adjusted CAS per AuEqOz[1] of $559 increased 5% quarter-over-quarter and decreased 22% year-over-year

•
Free cash flow[1] of $20.5 million represents the highest quarter of free cash flow since Coeur acquired the operation in February 2015 for $99 million. Since that time, Wharf has generated total free cash flow of $72.3 million

•
The Company has increased full-year 2016 production guidance to 95,000 - 100,000 gold ounces from 90,000 - 95,000 gold ounces and is reducing full-year cost guidance to $600 - $650 per AuEqOz[1] from $650 - $750

San Bartolomé, Bolivia

(Dollars in millions, except per ounce amounts)	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Tons milled	450,409	440,441	407,806	475,695	373,201
Average silver grade (oz/t)	3.43	3.79	3.64	3.84	3.76
Average recovery rate	88.7%	87.4%	93.1%	84.9%	84.0%
Silver ounces produced (000's)	1,370	1,458	1,382	1,550	1,178
Silver ounces sold (000's)	1,391	1,418	1,384	1,564	1,202
Metal sales	$27.5	$25.2	$21.3	$22.4	$17.4
Costs applicable to sales	$20.8	$18.6	$17.5	$20.0	$17.5
Adjusted CAS per AgOz[1]	$14.40	$12.97	$12.56	$12.48	$14.41
Exploration expense	$—	$—	$—	$—	$0.1
Cash flow from operating activities	$8.6	$11.2	$5.5	$10.0	$5.7
Sustaining capital expenditures	$3.0	$1.3	$0.5	$2.5	$1.8
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$3.0	$1.3	$0.5	$2.5	$1.8
Free cash flow[1]	$5.6	$9.9	$5.0	$7.5	$3.9

•
Silver production decreased 6% quarter-over-quarter. While civil unrest in Bolivia during the quarter did not impact mining operations, it hindered shipments of purchased ore to San Bartolomé's processing facilities. This led to a lower contribution of purchased ore to total production of 27%, down from approximately one-third in the second quarter

•	Adjusted CAS per AgOz[1] were $14.40, 11% higher quarter-over-quarter and in-line with the same quarter last year due to fewer third-party ore purchases

•	Metal sales of $27.5 million increased 9% quarter-over-quarter and 58% year-over-year

•	Year-to-date free cash flow[1] of $20.5 million

•	The Company has revised its full-year 2016 production guidance to 5.5 - 5.8 million silver ounces from 5.8 - 6.1 million silver ounces and is maintaining cost guidance of $13.50 - $14.25 per AgOz[1]

Coeur Capital

(Dollars in millions, except per ounce amounts)	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Tons milled	42,335	37,521	86,863	198,927	191,913
Average silver grade (oz/t)	2.28	1.66	3.17	2.05	1.39
Average recovery rate	58.2%	52.5%	41.9%	42.1%	45.4%
Silver ounces produced (000's)	56	33	115	171	121
Silver ounces sold (000's)	46	35	123	193	95
Metal sales	$0.8	$0.5	$1.9	$2.4	$1.3
Royalty revenue	$(0.1)	$1.8	$1.8	$1.5	$1.6
Costs applicable to sales (Endeavor silver stream)	$0.4	$0.3	$1.0	$1.0	$0.5
CAS per AgOz[1]	$8.10	$7.94	$5.35	$5.50	$4.99
Cash flow from operating activities	$0.4	$(3.2)	$0.8	$0.8	$3.1
Free cash flow[1]	$0.4	$(3.2)	$0.8	$0.8	$3.1

•	Completed the sale of a 2.5% net smelter returns royalty on the Correnso mine in New Zealand in July 2016 bringing total consideration for non-core asset sales to $21.0 million year-to-date

•	Coeur Capital's primary remaining asset is a silver stream on the Endeavor mine in New South Wales, Australia

•
Silver production received from the stream on the Endeavor mine continued to be depressed in the third quarter compared to historical levels following a curtailment of production by the operator due to lower lead and zinc prices

•	Coeur increased its revised 2016 production guidance for Endeavor to 215,000 - 235,000 silver ounces from 175,000 - 200,000 silver ounces

Exploration
Costs associated with exploration in the third quarter totaled $7.0 million, including $3.7 million (expensed) for exploration targeting the discovery of new silver and gold mineralization and $3.3 million (capitalized) for definition and expansion of mineralized material. For the first nine months of 2016, exploration costs totaled $15.8 million, including $7.7 million (expensed) and $8.1 million (capitalized). Coeur's exploration program ramped up to 12 active drill rigs in the third quarter: six at Palmarejo, four at Kensington, and two at Rochester. A total of 146,284 feet (44,588 meters) of combined core and reverse circulation drilling was completed during the quarter.

On October 10th, the Company provided an update on its expanded exploration initiatives at three of its five operating mines. The focus of the Company’s exploration program continues to be upgrading existing, higher-grade resources to reserves and the discovery of new, higher-grade resources located near existing infrastructure that have the potential to further grow the Company’s production and cash flow, reduce unit costs, and extend expected mine lives.

The Company expects to invest a total of $30 - $34 million in exploration during 2016, including $14 - $16 million for expensed exploration and $16 - $18 million for capitalized exploration. This represents an 82% increase over 2015 exploration spending. Of the $30 - $34 million expanded exploration budget, approximately 85% is expected to be allocated to drilling at or near the Company’s existing operations and about 35% is expected to be invested at the Company’s Palmarejo underground silver-gold mine in Mexico.

Coeur has also ramped up its early stage exploration program, which includes several projects in the U.S. and Mexico. In the third quarter, two holes, totaling 2,046 feet were completed at the Quito property in central Nevada, where Coeur has an earn-in agreement with owner Bravada Gold Corporation. Drilling is expected to commence at several other early stage projects during the remainder of 2016, including the Klondyke project in the Tonopah District in Nevada and the Todos Los Santos project near Chihuahua, Mexico.

In addition, Coeur recently entered into an exploration and option agreement with Eurasian Minerals for the Mineral Hill gold-copper property in Wyoming, which is located approximately 15 miles west of the Company's Wharf operation. Target generation is expected to advance in the fourth quarter with drilling expected to commence in late 2017.

Full-Year 2016 Outlook
Full-year 2016 production guidance remains unchanged from the revised guidance published on October 6, 2016, which reflected a slight overall increase in expected 2016 production levels - particularly at Palmarejo. The revised full-year 2016 cost guidance is show in the table below, which reflects lower cost expectations for full-year 2016 at Palmarejo, Kensington, and Wharf.

2016 Production Outlook

(silver and silver equivalent ounces in thousands)	Silver	Gold	Silver Equivalent[1]
Palmarejo	4,100 - 4,600	70,000 - 75,000	8,300 - 9,100
Rochester	4,500 - 5,000	48,000 - 55,000	7,380 - 8,300
San Bartolomé	5,500 - 5,800	—	5,500 - 5,800
Endeavor	215 - 235	—	215 - 235
Kensington	—	120,000 - 125,000	7,200 - 7,500
Wharf	80 - 100	95,000 - 100,000	5,780 - 6,100
Total	14,395 - 15,735	333,000 - 355,000	34,375 - 37,035

2016 Cost Outlook

	Original Guidance	Updated Guidance
(dollars in millions, except per ounce amounts)		Based on 60:1 Ratio	Based on Average Realized Prices[1]
CAS per AgEqOz[1] – Palmarejo	$12.50 - $13.50	$10.50 - $11.00	$9.75 - $10.25
CAS per AgEqOz[1] – Rochester	$11.25 - $12.25	$11.25 - $12.25	$10.40 - $11.35
CAS per AgOz[1] – San Bartolomé	$13.50 - $14.25	$13.50 - $14.25	$13.50 - $14.25
CAS per AuOz[1] – Kensington	$825 - $875	$775 - $825	$775 - $825
CAS per AuEqOz[1] – Wharf	$650 - $750	$600 - $650	$600 - $650
Capital Expenditures	$90 - $100	$105 - $115	$105 - $115
General and Administrative Expenses	$28 - $32	$28 - $32	$28 - $32
Exploration Expense	$11 - $13	$14 - $16	$14 - $16
AISC per AgEqOz[1]	$16.00 - $17.25	$15.75 - $16.25	$14.25 - $14.75

Conference Call Information
Coeur will report its full operational and financial results for third quarter 2016 on October 26, 2016 after the New York Stock Exchange closes for trading. There will be a conference call on October 27, 2016 at 11:00 a.m. Eastern time.
Dial-In Numbers:     (855) 560-2581 (US)
(855) 669-9657 (Canada)
                                (412) 542-4166 (International)
Conference ID:        Coeur Mining

A replay of the call will be available through November 10, 2016.
Replay numbers:      (877) 344-7529 (US)
(855) 669-9658 (Canada)
                            (412) 317-0088 (International)
Conference ID:        100 94 273

About Coeur
Coeur Mining is a well-diversified, growing precious metals producer with five precious metals mines in the Americas employing approximately 2,000 people. Coeur produces from its wholly owned operations: the Palmarejo silver-gold complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, the Wharf gold mine in South Dakota, and the San Bartolomé silver mine in Bolivia. The Company also has a non-operating interest in the Endeavor mine in Australia as well as a royalty interest in Ecuador. In addition, the Company has two silver-gold exploration stage projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. Coeur conducts ongoing exploration activities in Alaska, Nevada, South Dakota and Mexico.
Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding Coeur’s focus on low-risk, high-return opportunities, opportunities for reinvestment, anticipated cash flow, production, costs, capital expenditures, expenses, mining rates, recovery rates, mine lives, unit costs, operations at Palmarejo, development activity at Palmarejo and Kensington, expansion at Rochester, completion of the $200 million at-the-market stock offering, debt reduction, improved economics of the La Preciosa project, and exploration efforts including efforts to upgrade resources to reserves and discover new high-grade resources. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that anticipated production, cost and expense levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages (including those involving third parties), the uncertainties inherent in the estimation of gold and silver reserves and resources, changes that could result from Coeur's future acquisition of new mining properties or businesses, the absence of control over and reliance on third parties to operate mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of access to any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, the political risks and uncertainties associated with recent developments in Bolivia, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Forms 10-K and 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
Dana Willis, Coeur's Director, Resource Geology and a qualified person under Canadian National Instrument 43-101, approved the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, Canadian investors should refer to the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.

Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including EBITDA, adjusted EBITDA, total debt to LTM adjusted EBITDA, net debt to LTM adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce, all-in sustaining costs, and adjusted all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe EBITDA, adjusted EBITDA, total debt to LTM adjusted EBITDA, net debt to LTM adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce, all-in sustaining costs, and adjusted all-in sustaining costs are important measures in assessing the Company's overall financial performance. For additional explanation regarding our use of non-U.S. GAAP financial measures, please refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.
Notes
1. EBITDA, adjusted EBITDA, adjusted net income (loss), all-in sustaining costs, adjusted all-in sustaining costs, costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), and adjusted costs applicable to sales per silver equivalent ounce are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. For purposes of silver and gold equivalence, a 60:1 silver to gold ratio is assumed except where noted as average realized prices. Free cash flow is defined as cash flow from operating activities less capital expenditures and gold production royalty payments. Please see table in Appendix for the calculation of consolidated free cash flow. Cost guidance reflecting average realized prices reflects year-to-date average realized prices and uses $17.50 per silver ounce and $1,251 per gold ounce for the remainder of the year.
2. Includes capital leases. Net of debt issuance costs and premium received.

For Additional Information:

Courtney Lynn, Vice President, Investor Relations and Treasurer
(312) 489-5837

www.coeur.com

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
	In thousands, except share data
Revenue	$176,247	$162,552	$506,641	$481,770
COSTS AND EXPENSES
Costs applicable to sales(1)	105,408	120,237	307,428	354,397
Amortization	27,763	35,497	93,232	107,560
General and administrative	7,113	6,694	22,789	23,979
Exploration	3,706	2,112	7,669	9,957
Write-downs	—	—	4,446	—
Pre-development, reclamation, and other	4,491	4,938	13,059	13,968
Total costs and expenses	148,481	169,478	448,623	509,861
OTHER INCOME (EXPENSE), NET
Fair value adjustments, net	(961)	5,786	(13,235)	3,657
Interest expense, net of capitalized interest	(8,068)	(12,446)	(30,063)	(33,945)
Other, net	(3,635)	(8,893)	(4,178)	(14,257)
Total other income (expense), net	(12,664)	(15,553)	(47,476)	(44,545)
Income (loss) before income and mining taxes	15,102	(22,479)	10,542	(72,636)
Income and mining tax (expense) benefit	54,455	8,260	53,118	8,451
NET INCOME (LOSS)	$69,557	$(14,219)	$63,660	$(64,185)
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on equity securities, net of tax of $997 and $(1,177) for the three and nine months ended September 30, 2016, respectively	1,387	(931)	4,533	(3,744)
Reclassification adjustments for impairment of equity securities	—	483	20	2,028
Reclassification adjustments for realized (gain) loss on sale of equity securities	(2,965)	—	(2,691)	904
Other comprehensive income (loss)	(1,578)	(448)	1,862	(812)
COMPREHENSIVE INCOME (LOSS)	$67,979	$(14,667)	$65,522	$(64,997)

NET INCOME (LOSS) PER SHARE
Basic	$0.43	$(0.11)	$0.41	$(0.52)

Diluted	$0.42	$(0.11)	$0.40	$(0.52)

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$69,557	$(14,219)	$63,660	(64,185)
Adjustments:
Amortization	27,763	35,497	93,232	107,560
Accretion	2,184	3,629	8,201	10,305
Deferred income taxes	(49,463)	(1,233)	(66,738)	(8,470)
Loss on extinguishment of debt	10,040	—	10,040	524
Fair value adjustments, net	961	(5,786)	13,235	(3,657)
Stock-based compensation	2,312	1,639	7,534	6,393
Impairment of equity securities	—	483	20	2,028
Write-downs	—	—	4,446	—
Other	(5,236)	8,541	(4,763)	13,321
Changes in operating assets and liabilities:
Receivables	19,672	11,011	10,751	11,225
Prepaid expenses and other current assets	(2,816)	(2,055)	(2,435)	(3,222)
Inventory and ore on leach pads	(8,900)	5,380	(24,408)	10,713
Accounts payable and accrued liabilities	(18,262)	(6,117)	(12,407)	(12,210)
CASH PROVIDED BY OPERATING ACTIVITIES	47,812	36,770	100,368	70,325
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(25,627)	(23,861)	(71,087)	(65,158)
Acquisitions, net	(1,427)	(122)	(1,427)	(111,290)
Proceeds from the sale assets	4,802	333	16,104	498
Purchase of investments	(21)	(3)	(120)	(1,876)
Sales and maturities of investments	5,432	60	7,077	529
Other	(1,299)	7	(4,218)	(1,836)
CASH USED IN INVESTING ACTIVITIES	(18,140)	(23,586)	(53,671)	(179,133)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	49,513	—	122,584	—
Issuance of notes and bank borrowings	—	—	—	153,500
Payments on debt, capital leases, and associated costs	(107,868)	(2,618)	(120,551)	(77,838)
Gold production royalty payments	(7,563)	(10,159)	(27,155)	(30,281)
Other	1,051	(34)	323	(529)
CASH PROVIDED (USED IN) BY FINANCING ACTIVITIES	(64,867)	(12,811)	(24,799)	44,852
Effect of exchange rate changes on cash and cash equivalents	121	(533)	(95)	(1,197)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(35,074)	(160)	21,803	(65,153)
Cash and cash equivalents at beginning of period	257,591	205,868	200,714	270,861
Cash and cash equivalents at end of period	$222,517	$205,708	$222,517	$205,708

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$222,517	$200,714
Receivables	67,662	85,992
Inventory	89,761	81,711
Ore on leach pads	70,446	67,329
Prepaid expenses and other	17,125	10,942
	467,511	446,688
NON-CURRENT ASSETS
Property, plant and equipment, net	217,401	195,999
Mining properties, net	552,054	589,219
Ore on leach pads	63,034	44,582
Restricted assets	17,740	11,633
Equity securities	6,208	2,766
Receivables	32,427	24,768
Deferred tax assets	1,854	1,942
Other	12,713	14,892
TOTAL ASSETS	$1,370,942	$1,332,489
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$49,972	$48,732
Accrued liabilities and other	43,569	53,953
Debt	12,512	10,431
Royalty obligations	5,722	24,893
Reclamation	1,432	2,071
	113,207	140,080
NON-CURRENT LIABILITIES
Debt	389,233	479,979
Royalty obligations	6,556	4,864
Reclamation	87,277	83,197
Deferred tax liabilities	81,484	147,132
Other long-term liabilities	60,854	55,761
	625,404	770,933
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 300,000,000 shares, issued and outstanding 167,565,649 at September 30, 2016 and 151,339,136 at December 31, 2015	1,676	1,513
Additional paid-in capital	3,169,631	3,024,461
Accumulated other comprehensive income (loss)	(1,860)	(3,722)
Accumulated deficit	(2,537,116)	(2,600,776)
	632,331	421,476
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,370,942	$1,332,489

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	LTM 3Q 2016	3Q 2016	LTM 2Q 2016	2Q 2016	1Q 2016	4Q 2015	LTM 3Q 2015	3Q 2015	LTM 2Q 2015
Net income (loss)	$(239,342)	$69,557	$(323,118)	$14,497	$(20,396)	$(303,000)	$(1,174,213)	$(14,219)	$(1,156,528)
Interest expense, net of capitalized interest	41,821	8,068	46,199	10,875	11,120	11,758	44,511	12,446	43,680
Income tax provision (benefit)	(70,928)	(54,455)	(24,733)	(768)	2,106	(17,811)	(418,055)	(8,260)	(426,378)
Amortization	129,422	27,763	137,156	37,505	27,964	36,190	146,162	35,497	152,651
EBITDA	(139,027)	50,933	(164,496)	62,109	20,794	(272,863)	(1,401,595)	25,464	(1,386,575)
Fair value adjustments, net	11,689	961	4,942	3,579	8,695	(1,546)	(10,885)	(5,786)	(21,205)
Impairment of equity securities	337	—	820	20	—	317	4,008	483	4,617
Foreign exchange loss	9,882	1,466	17,326	5,655	164	2,597	10,934	8,910	2,935
(Gain) loss on sale of assets	(9,129)	(4,498)	(4,964)	(2,812)	(1,673)	(146)	(561)	(333)	(320)
(Gain) loss on debt extinguishment	(6,147)	10,040	(16,187)	—	—	(16,187)	(155)	—	(155)
(Gain) loss on sale of securities	(2,712)	(2,964)	263	(314)	588	(22)	1,094	11	1,434
Corporate reorganization costs	133	—	647	—	—	133	514	514	—
Transaction-related costs	1,297	26	1,271	792	380	99	2,013	—	2,013
Asset retirement obligation accretion	8,510	2,096	8,530	2,066	2,060	2,288	7,288	2,116	6,610
Inventory adjustments and write-downs	9,083	4,665	5,208	946	1,944	4,901	14,337	2,280	13,640
Write-downs	317,783	—	317,783	—	4,446	313,337	1,472,721	—	1,472,721
Adjusted EBITDA	$201,699	$62,725	$171,143	$72,041	$37,398	$32,908	$99,713	$33,659	$95,715

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	3Q 2016	2Q 2016	1Q 2016	4Q 2015		3Q 2015
Net income (loss)	$69,557	$14,497	$(20,396)	$(303,000)		$(14,219)
Fair value adjustments, net	961	3,579	8,695	(1,546)		(5,786)
Impairment of equity securities	—	20	—	317		483
Write-downs	—	—	4,446	313,337		—
Inventory write-downs	3,689	—	—	—		—
(Gain) loss on sale of assets	(4,498)	(2,812)	(1,673)	(146)		(333)
(Gain) loss on debt extinguishments	10,040	—	—	(16,187)		—
(Gain) loss on sale of securities	(2,964)	(314)	588	(22)		11
Corporate reorganization costs	—	—	—	133		514
Transaction-related costs	26	792	380	99		—
Tax valuation allowance release	(40,767)	—	—	—	—	—
Foreign exchange (gain) loss	2,549	(2,810)	(1,124)	753		(1,182)
Tax effect of adjustments	(38)	$3,996	$(1,375)	$(37,727)		$1,042
Adjusted net income (loss)	$38,555	$16,948	$(10,459)	$(43,989)		$(19,470)

Adjusted net income (loss) per share - Basic	$0.24	$0.11	$(0.06)	$(0.31)		$(0.14)
Adjusted net income (loss) per share - Diluted	$0.23	$0.11	$(0.06)	$(0.31)		$(0.14)

Consolidated Net Debt Reconciliation

(Dollars in thousands)	LTM 3Q 2016	LTM 2Q 2016	LTM 3Q 2015	LTM 2Q 2015
Cash and cash equivalents	$222,517	$257,591	$205,708	$205,868
Total debt	401,745	511,066	545,986	547,710
Net debt	179,228	253,475	340,278	341,842
LTM adjusted EBITDA	201,699	171,143	99,713	95,715
Total debt / LTM adjusted EBITDA	2.0x	3.0x	5.5x	5.7x
Net debt / LTM adjusted EBITDA	0.9x	1.5x	3.4x	3.6x

Consolidated Free Cash Flow Reconciliation

(Dollars in thousands)	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Cash flow from operating activities	$47,812	$45,939	$6,617	$43,217	$36,770
Capital expenditures	(25,627)	(23,288)	(22,172)	(30,035)	(23,861)
Gold production royalty payments	(7,563)	(10,461)	(9,131)	(8,954)	(10,159)
Free cash flow	14,622	12,190	(24,686)	4,228	2,750

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2016

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$21,794	$27,027	$22,536	$486	$71,843	$34,755	$26,158	$60,913	$132,756
Amortization	5,761	5,244	1,723	113	12,841	8,046	6,461	14,507	27,348
Costs applicable to sales	$16,033	$21,783	$20,813	$373	$59,002	$26,709	$19,697	$46,406	$105,408
Silver equivalent ounces sold	1,462,401	1,868,085	1,390,552	46,069	4,767,107				8,397,467
Gold equivalent ounces sold						30,998	29,508	60,506
Costs applicable to sales per ounce	$10.96	$11.66	$14.97	$8.10	$12.38	$862	$668	$767	$12.55
Inventory adjustments	(0.26)	(0.10)	(0.57)	—	(0.28)	(3)	(109)	(55)	(0.56)
Adjusted costs applicable to sales per ounce	$10.70	$11.56	$14.40	$8.10	$12.10	$859	$559	$712	$11.99

Costs applicable to sales per realized ounce	$10.38	$11.16			$11.96				$11.72
Inventory adjustments	(0.24)	(0.09)			(0.27)				(0.52)
Adjusted costs applicable to sales per realized ounce	$10.14	$11.07			$11.69				$11.20

Costs applicable to sales									$105,408
Treatment and refining costs									761
Sustaining capital									19,762
General and administrative									7,113
Exploration									3,706
Reclamation									4,036
Project/pre-development costs									2,133
All-in sustaining costs									$142,919
Silver equivalent ounces sold									4,767,107
Kensington and Wharf silver equivalent ounces sold									3,630,360
Consolidated silver equivalent ounces sold									8,397,467
All-in sustaining costs per silver equivalent ounce									$17.02
Inventory adjustments									$(0.56)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.46

All-in sustaining costs per realized silver equivalent ounce									$15.89
Inventory adjustments									$(0.52)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$15.37

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2016

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$37,630	$27,158	$20,498	$365	$85,651	$32,419	$19,470	$51,889	$137,540
Amortization	14,765	5,437	1,853	84	22,139	9,808	5,128	14,936	37,075
Costs applicable to sales	$22,865	$21,721	$18,645	$281	$63,512	$22,611	$14,342	$36,953	$100,465
Silver equivalent ounces sold	2,502,442	1,911,885	1,418,455	35,411	5,868,193				9,286,033
Gold equivalent ounces sold						30,178	26,786	56,964
Costs applicable to sales per ounce	$9.14	$11.36	$13.14	$7.94	$10.82	$749	$535	$649	$10.82
Inventory adjustments	(0.12)	(0.06)	(0.17)	—	(0.11)	(9)	(1)	(5)	(0.10)
Adjusted costs applicable to sales per ounce	$9.02	$11.30	$12.97	$7.94	$10.71	$740	$534	$644	$10.72

Costs applicable to sales per realized ounce	$8.35	$10.49			$10.15				$9.69
Inventory adjustments	(0.11)	(0.06)			(0.10)				(0.09)
Adjusted costs applicable to sales per realized ounce	$8.24	$10.43			$10.05				$9.60

Costs applicable to sales									$100,465
Treatment and refining costs									1,128
Sustaining capital									21,019
General and administrative									7,400
Exploration									2,233
Reclamation									4,170
Project/pre-development costs									2,098
All-in sustaining costs									$138,513
Silver equivalent ounces sold									5,868,193
Kensington and Wharf silver equivalent ounces sold									3,417,840
Consolidated silver equivalent ounces sold									9,286,033
All-in sustaining costs per silver equivalent ounce									$14.92
Inventory adjustments									$(0.10)
Adjusted all-in sustaining costs per silver equivalent ounce									$14.82

All-in sustaining costs per realized silver equivalent ounce									$13.36
Inventory adjustments									$(0.09)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$13.27

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2016

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$28,327	$27,798	$19,251	$955	$76,331	$32,767	$19,512	$52,279	$128,610
Amortization	7,289	5,313	1,754	299	14,655	8,349	4,051	12,400	27,055
Costs applicable to sales	$21,038	$22,485	$17,497	$656	$61,676	$24,418	$15,461	$39,879	$101,555
Silver equivalent ounces sold	1,702,290	1,779,377	1,384,391	122,694	4,988,752				8,274,952
Gold equivalent ounces sold						31,648	23,122	54,770
Costs applicable to sales per ounce	$12.36	$12.64	$12.64	$5.35	$12.36	$772	$669	$728	$12.27
Inventory adjustments	(0.82)	(0.03)	(0.08)	—	(0.31)	(11)	(2)	(7)	(0.23)
Adjusted costs applicable to sales per ounce	$11.54	$12.61	$12.56	$5.35	$12.05	$761	$667	$721	$12.04

Costs applicable to sales per realized ounce	$10.90	$11.32			$11.37				$10.50
Inventory adjustments	(0.72)	(0.03)			(0.29)				(0.20)
Adjusted costs applicable to sales per realized ounce	$10.18	$11.29			$11.08				$10.30

Costs applicable to sales									$101,555
Treatment and refining costs									1,158
Sustaining capital									16,710
General and administrative									8,276
Exploration									1,731
Reclamation									3,759
Project/pre-development costs									1,558
All-in sustaining costs									$134,747
Silver equivalent ounces sold									4,988,752
Kensington and Wharf silver equivalent ounces sold									3,286,200
Consolidated silver equivalent ounces sold									8,274,952
All-in sustaining costs per silver equivalent ounce									$16.28
Inventory adjustments									$(0.23)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.05

All-in sustaining costs per realized silver equivalent ounce									$13.93
Inventory adjustments									$(0.20)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$13.73

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2015

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$47,207	$27,716	$24,372	$2,579	$101,874	$33,298	$25,033	$58,331	$160,205
Amortization	7,426	4,944	4,311	1,519	18,200	9,503	7,246	16,749	34,949
Costs applicable to sales	$39,781	$22,772	$20,061	$1,060	$83,674	$23,795	$17,787	$41,582	$125,256
Silver equivalent ounces sold	2,588,185	1,820,471	1,564,155	192,768	6,165,579				9,885,699
Gold equivalent ounces sold						29,988	32,014	62,002
Costs applicable to sales per ounce	$15.37	$12.51	$12.83	$5.50	$13.57	$793	$556	$671	$12.67
Inventory adjustments	(1.89)	(0.14)	(0.35)	—	(0.92)	(16)	—	(8)	(0.62)
Adjusted costs applicable to sales per ounce	$13.48	$12.37	$12.48	$5.50	$12.65	$777	$556	$663	$12.05

Costs applicable to sales per realized ounce	$13.73	$11.32			$12.56				$10.98
Inventory adjustments	(1.69)	(0.13)			(0.85)				(0.54)
Adjusted costs applicable to sales per realized ounce	$12.04	$11.19			$11.71				$10.44

Costs applicable to sales									$125,256
Treatment and refining costs									964
Sustaining capital									16,567
General and administrative									8,855
Exploration									1,689
Reclamation									4,963
Project/pre-development costs									2,691
All-in sustaining costs									$160,985
Silver equivalent ounces sold									6,165,579
Kensington and Wharf silver equivalent ounces sold									3,720,120
Consolidated silver equivalent ounces sold									9,885,699
All-in sustaining costs per silver equivalent ounce									$16.28
Inventory adjustments									$(0.62)
Adjusted all-in sustaining costs per silver equivalent ounce									$15.66

All-in sustaining costs per realized silver equivalent ounce									$14.09
Inventory adjustments									$(0.54)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$13.55

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2015

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$42,710	$32,167	$21,009	$1,384	$97,270	$33,472	$23,419	$56,891	$154,161
Amortization	8,617	6,731	3,526	909	19,783	8,499	5,642	14,141	33,924
Costs applicable to sales	$34,093	$25,436	$17,483	$475	$77,487	$24,973	$17,777	$42,750	$120,237
Silver equivalent ounces sold	2,924,947	2,116,353	1,201,959	95,260	6,338,519				9,512,459
Gold equivalent ounces sold						28,084	24,815	52,899
Costs applicable to sales per ounce	$11.66	$12.02	$14.55	$4.99	$12.22	$889	$716	$808	$12.64
Inventory adjustments	(0.26)	(0.01)	(0.14)	—	(0.15)	(47)	—	(25)	(0.24)
Adjusted costs applicable to sales per ounce	$11.40	$12.01	$14.41	$4.99	$12.07	$842	$716	$783	$12.40

Costs applicable to sales per realized ounce	$10.25	$10.90			$11.14				$10.95
Inventory adjustments	(0.24)	(0.01)			(0.14)				(0.21)
Adjusted costs applicable to sales per realized ounce	$10.01	$10.89			$11.00				$10.74

Costs applicable to sales									$120,237
Treatment and refining costs									820
Sustaining capital									8,565
General and administrative									6,694
Exploration									2,112
Reclamation									4,493
Project/pre-development costs									3,648
All-in sustaining costs									$146,569
Silver equivalent ounces sold									6,338,519
Kensington and Wharf silver equivalent ounces sold									3,173,940
Consolidated silver equivalent ounces sold									9,512,459
All-in sustaining costs per silver equivalent ounce									$15.41
Inventory adjustments									$(0.24)
Adjusted all-in sustaining costs per silver equivalent ounce									$15.17

All-in sustaining costs per realized silver equivalent ounce									$13.35
Inventory adjustments									$(0.21)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$13.14

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for 2016 Guidance

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$130,000	$120,000	$87,000	$2,500	$339,500	$137,000	$82,000	$219,000	$558,500
Amortization	40,000	28,000	7,000	1,000	76,000	37,000	20,000	57,000	133,000
Costs applicable to sales	$90,000	$92,000	$80,000	$1,500	$263,500	$100,000	$62,000	$162,000	$425,500
Silver equivalent ounces sold	8,400,000	7,890,000	5,700,000	220,000	22,210,000				35,710,000
Gold equivalent ounces sold						125,000	100,000	225,000
Costs applicable to sales per ounce guidance	$10.50-$11.00	$11.25-$12.25	$13.50-$14.25			$775-$825	$600-$650

Costs applicable to sales									$425,500
Treatment and refining costs									4,500
Sustaining capital, including capital lease payments									75,000
General and administrative									30,000
Exploration									15,000
Reclamation									16,000
Project/pre-development costs									5,000
All-in sustaining costs									$571,000
Silver equivalent ounces sold									22,210,000
Kensington and Wharf silver equivalent ounces sold									13,500,000
Consolidated silver equivalent ounces sold									35,710,000
All-in sustaining costs per silver equivalent ounce guidance									$15.75-$16.25

Reconciliation of All-in Sustaining Costs per Realized Silver Equivalent Ounce
for 2016 Guidance

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$130,000	$120,000	$87,000	$2,500	$339,500	$137,000	$82,000	$219,000	$558,500
Amortization	40,000	28,000	7,000	1,000	76,000	37,000	20,000	57,000	133,000
Costs applicable to sales	$90,000	$92,000	$80,000	$1,500	$263,500	$100,000	$62,000	$162,000	$425,500
Silver equivalent ounces sold	9,105,000	8,430,000	5,700,000	220,000	23,455,000				36,955,000
Gold equivalent ounces sold						125,000	100,000	225,000
Costs applicable to sales per ounce guidance	$9.75-$10.25	$10.40-$11.35	$13.50-$14.25			$775-$825	$600-$650

Costs applicable to sales									$425,500
Treatment and refining costs									4,500
Sustaining capital, including capital lease payments									75,000
General and administrative									30,000
Exploration									15,000
Reclamation									16,000
Project/pre-development costs									5,000
All-in sustaining costs									$571,000
Silver equivalent ounces sold									23,455,000
Kensington and Wharf silver equivalent ounces sold									16,085,250
Consolidated silver equivalent ounces sold									39,540,250
All-in sustaining costs per silver equivalent ounce guidance									$14.25-$14.75